UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2025

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Update to STRC Stock Dividend Adjustment Framework

Strategy Inc (“Strategy” or the “Company”) today announced an update to its Dividend Adjustment Framework applicable to its Variable Rate Perpetual Stretch Preferred Stock (“STRC Stock”). Under this updated guidance, when the five-day volume-weighted average price (“VWAP”) of STRC Stock for the five trading days prior to the last trading day of the month is $95.00 – $98.99, Strategy management’s current intention is to recommend to its Board of Directors a dividend rate increase of 25 basis points or more for the next period.

Restated STRC Stock Dividend Adjustment Framework to Incorporate Update

The full STRC Stock Dividend Adjustment Framework, which has only been updated to reflect the foregoing change, is restated below.

Strategy’s current intention, subject to change in its sole discretion, is to evaluate dividend rates each month using the five-day VWAP of STRC Stock for the five trading days prior to the last trading day of the month, as follows:

•	Below $95.00: Recommend a dividend rate increase of 50 basis points or more for the next period.

•	$95.00 – $98.99: Recommend a dividend rate increase of 25 basis points or more for the next period.

•

$99.00 – $100.99: No change in the dividend rate is anticipated. However, management may use its discretion to recommend a minor increase or decrease of 25 basis points depending on prevailing market and capital conditions.

•

$101.00 and above: Recommend a dividend rate decrease of 25 basis points, or a larger decrease if one-month term SOFR interest rates declined during that month (in each case, subject to the cap on rate reductions described in the Prospectus and Certificate of Designations for the STRC Stock), and/or a follow-on offering of STRC Stock.

All recommended dividend rate changes under this framework are subject to approval by the Company’s Board of Directors, and dividends will only be declared and paid when, as, and if the Company’s Board of Directors determines such changes are in the best interest of the Company and its stockholders. This structured approach is intended to maintain the trading price of STRC Stock near its $100 per share stated amount. There can be no assurance that the recommended dividend adjustments will achieve such intention. Strategy may change or suspend this framework at any time in its sole discretion, consistent with the terms of the STRC Stock.

Forward-Looking Statements

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the recommendations that will be made to adjust dividends for our STRC Stock. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions, the other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2025, and the risks described in other filings that the Company may make with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2025	Strategy Inc (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel